EXHIBIT 99.1

RLI REPORTS SECOND QUARTER 2025 RESULTS

PEORIA, ILLINOIS, July 21, 2025 – RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2025 net earnings of $124.3 million ($1.34 per share), compared to $82.0 million ($0.89 per share) for the second quarter of 2024. Operating earnings(1) for the second quarter of 2025 were $78.1 million ($0.84 per share), compared to $79.3 million ($0.86 per share) for the same period in 2024.

All share and per share data in this release reflect the two-for-one stock split that RLI executed on January 15, 2025.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2025	2024	2025	2024
Net earnings	$1.34	$0.89	$2.03	$2.27
Operating earnings (1)	$0.84	$0.86	$1.76	$1.80

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $62.2 million on a combined ratio(1) of 84.5.
●	Gross premiums written were flat and net investment income increased 16%.
●	Favorable development in prior years’ loss reserves resulted in a $24.4 million net increase in underwriting income.
●	Book value per share of $18.89, an increase of 16% (inclusive of dividends) from year-end 2024.

“RLI delivered solid earnings and continued book value growth in the second quarter,” said RLI Corp. President & CEO Craig Kliethermes. “We posted an 85 combined ratio, underscoring our underwriting discipline in a highly competitive market. Investment income increased as we put operating cash flow to work in a favorable interest rate environment. Collectively, these results contributed to a 16% increase in book value since year-end 2024. These achievements reflect the strength of our team and their commitment to driving sustained value and long-term profitable growth.”

Underwriting Income

RLI achieved $62.2 million of underwriting income in the second quarter of 2025 on an 84.5 combined ratio, compared to $70.0 million on an 81.5 combined ratio in 2024.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $24.4 million and $19.8 million net increase to underwriting income in 2025 and 2024, respectively.

The following table highlights underwriting income and combined ratios by segment for the second quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2025	2024		2025	2024
Casualty	$8.3	$10.3	Casualty	96.5	95.1
Property	49.5	53.2	Property	62.1	60.3
Surety	4.4	6.5	Surety	87.9	81.8
Total	$62.2	$70.0	Total	84.5	81.5

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 16% to $39.4 million, compared to the same period in 2024. The investment portfolio’s total return was 2.9% for the quarter and 4.2% for the six months ended June 30, 2025.

RLI’s comprehensive earnings were $143.0 million for the quarter ($1.55 per share), compared to $74.1 million ($0.80 per share) for the same quarter in 2024. In addition to net earnings, comprehensive earnings for 2025 included after-tax unrealized gains from the fixed income portfolio, due to declining interest rates.

Dividends Paid in Second Quarter of 2025

On June 20, 2025, the company paid a regular quarterly dividend of $0.16 per share, a $0.01 increase over the prior quarter. RLI’s cumulative dividends total more than $971 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2025 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

On July 8, 2025, RLI was named one of the insurance industry’s top-performing companies for the 35th consecutive year by Ward Benchmarking, a business unit of Aon. RLI is the only property & casualty insurance company to be recognized as a Ward’s 50® P&C Top Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) on July 22, 2025, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/671576926.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2024.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 50 consecutive years and delivered underwriting profits for 29 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024
Favorable development in casualty prior years' reserves	$15.4	$12.8	$20.5	$31.0
Favorable development in property prior years' reserves	$4.9	$5.3	$22.5	$24.1
Favorable development in surety prior years' reserves	$2.3	$2.4	$10.6	$7.8

Net incurred losses related to:
2025 catastrophe events	$(14.0)	$—	$(26.0)	$—
2024 and prior catastrophe events	$5.0	$(14.0)	$5.0	$(26.0)

	Operating Earnings Per Share
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating Earnings Per Share(2)	$0.84	$0.86	$1.76	$1.80

Specific items included in operating earnings per share:(1) (3)
Net favorable development in casualty prior years' reserves	$0.11	$0.10	$0.14	$0.22
Net favorable development in property prior years' reserves	$0.04	$0.04	$0.17	$0.19
Net favorable development in surety prior years' reserves	$0.02	$0.02	$0.08	$0.06

Net incurred losses related to:
2025 catastrophe events	$(0.10)	$—	$(0.19)	$—
2024 and prior catastrophe events	$0.03	$(0.11)	$0.04	$(0.20)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
SUMMARIZED INCOME STATEMENT DATA:	2025	2024	% Change	2025	2024	% Change
Net premiums earned	$401,904	$379,065	6.0%	$800,249	$739,741	8.2%
Net investment income	39,418	33,961	16.1%	76,144	66,808	14.0%
Net realized gains (losses)	15,004	(192)	NM	29,916	5,802	NM
Net unrealized gains on equity securities	43,500	3,608	NM	1,182	48,922	(97.6)%
Consolidated revenue	$499,826	$416,442	20.0%	$907,491	$861,273	5.4%
Loss and settlement expenses	184,578	167,799	10.0%	361,816	311,623	16.1%
Policy acquisition costs	125,502	113,921	10.2%	249,189	224,375	11.1%
Insurance operating expenses	29,594	27,321	8.3%	56,468	56,024	0.8%
Interest expense on debt	1,350	1,604	(15.8)%	2,685	3,222	(16.7)%
General corporate expenses	4,754	4,140	14.8%	7,702	9,150	(15.8)%
Total expenses	$345,778	$314,785	9.8%	$677,860	$604,394	12.2%
Equity in earnings of unconsolidated investees	2,467	1,646	49.9%	5,515	6,415	(14.0)%
Earnings before income taxes	$156,515	$103,303	51.5%	$235,146	$263,294	(10.7)%
Income tax expense	32,179	21,311	51.0%	47,596	53,402	(10.9)%
Net earnings	$124,336	$81,992	51.6%	$187,550	$209,892	(10.6)%

Other comprehensive earnings (loss), net of tax	18,701	(7,843)	NM	48,731	(20,514)	NM
Comprehensive earnings	$143,037	$74,149	92.9%	$236,281	$189,378	24.8%

Operating earnings(1):
Net earnings	$124,336	$81,992	51.6%	$187,550	$209,892	(10.6)%
Less:
Net realized (gains) losses	(15,004)	192	NM	(29,916)	(5,802)	NM
Income tax on realized gains (losses)	3,150	(41)	NM	6,282	1,218	NM
Net unrealized gains on equity securities	(43,500)	(3,608)	NM	(1,182)	(48,922)	NM
Income tax on unrealized gains on equity securities	9,136	757	NM	248	10,273	NM
Operating earnings	$78,118	$79,292	(1.5)%	$162,982	$166,659	(2.2)%

Return on Equity:
Net earnings (trailing four quarters)				19.7%	23.6%
Comprehensive earnings (trailing four quarters)				23.5%	25.3%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	92,518	92,358		92,512	92,338

Net earnings per share	$1.34	$0.89	50.6%	$2.03	$2.27	(10.6)%
Less:
Net realized (gains) losses	(0.16)	—	NM	(0.32)	(0.06)	NM
Income tax on realized gains (losses)	0.03	—	NM	0.06	0.01	NM
Net unrealized gains on equity securities	(0.47)	(0.04)	NM	(0.01)	(0.53)	NM
Income tax on unrealized gains on equity securities	0.10	0.01	NM	—	0.11	NM
Operating earnings per share(1)	$0.84	$0.86	(2.3)%	$1.76	$1.80	(2.2)%

Comprehensive earnings per share	$1.55	$0.80	93.8%	$2.55	$2.05	24.4%

Cash dividends per share - ordinary	$0.16	$0.15	10.3%	$0.31	$0.28	10.7%

Net cash flow provided by operations	$174,719	$141,825	23.2%	$278,233	$212,771	30.8%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2025	2024	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,420,761	$3,175,796	7.7%
(amortized cost - $3,573,679 at 6/30/25)
(amortized cost - $3,391,159 at 12/31/24)
Equity securities, at fair value	810,959	736,191	10.2%
(cost - $487,656 at 6/30/25)
(cost - $417,897 at 12/31/24)
Short-term investments	115,662	74,915	54.4%
Other invested assets	57,266	57,939	(1.2)%
Cash and cash equivalents	21,414	39,790	(46.2)%
Total investments and cash	$4,426,062	$4,084,631	8.4%

Accrued investment income	31,113	28,319	9.9%
Premiums and reinsurance balances receivable	252,931	230,534	9.7%
Ceded unearned premiums	121,090	124,955	(3.1)%
Reinsurance balances recoverable on unpaid losses	761,719	755,425	0.8%
Deferred policy acquisition costs	180,765	166,214	8.8%
Property and equipment	41,722	43,172	(3.4)%
Investment in unconsolidated investees	61,183	56,477	8.3%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	—	7,793	(100.0)%
Other assets	60,660	77,720	(22.0)%
Total assets	$5,990,807	$5,628,802	6.4%

Unpaid losses and settlement expenses	$2,806,889	$2,693,470	4.2%
Unearned premiums	1,034,176	984,140	5.1%
Reinsurance balances payable	32,773	44,681	(26.7)%
Funds held	120,019	97,380	23.2%
Income taxes - current	10,009	749	NM
Income taxes - deferred	3,475	—	NM
Short-term debt	100,000	100,000	—%
Accrued expenses	80,958	124,242	(34.8)%
Other liabilities	67,847	62,173	9.1%
Total liabilities	$4,256,146	$4,106,835	3.6%
Shareholders' equity	1,734,661	1,521,967	14.0%
Total liabilities & shareholders' equity	$5,990,807	$5,628,802	6.4%

OTHER DATA:
Common shares outstanding (in 000's)	91,829	91,738

Book value per share	$18.89	$16.59	13.9%
Closing stock price per share	$72.22	$82.42	(12.4)%

Statutory surplus	$1,829,236	$1,787,312	2.3%

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2025

Gross premiums written	$306,610		$211,817		$43,854		$562,281
Net premiums written	256,245		160,919		39,895		457,059
Net premiums earned	234,638		130,664		36,602		401,904
Net loss & settlement expenses	141,260	60.2%	38,459	29.4%	4,859	13.3%	184,578	45.9%
Net operating expenses	85,089	36.3%	42,694	32.7%	27,313	74.6%	155,096	38.6%
Underwriting income (1)	$8,289	96.5%	$49,511	62.1%	$4,430	87.9%	$62,230	84.5%

2024

Gross premiums written	$286,556		$236,014		$40,803		$563,373
Net premiums written	238,892		183,453		37,554		459,899
Net premiums earned	209,100		134,097		35,868		379,065
Net loss & settlement expenses	121,850	58.3%	41,382	30.9%	4,567	12.7%	167,799	44.3%
Net operating expenses	76,935	36.8%	39,535	29.4%	24,772	69.1%	141,242	37.2%
Underwriting income (1)	$10,315	95.1%	$53,180	60.3%	$6,529	81.8%	$70,024	81.5%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2025

Gross premiums written	$585,064		$381,869		$86,454		$1,053,387
Net premiums written	491,852		282,655		79,643		854,150
Net premiums earned	463,686		263,208		73,355		800,249
Net loss & settlement expenses	287,095	61.9%	71,184	27.0%	3,537	4.8%	361,816	45.2%
Net operating expenses	166,231	35.9%	85,598	32.6%	53,828	73.4%	305,657	38.2%
Underwriting income (loss)(1)	$10,360	97.8%	$106,426	59.6%	$15,990	78.2%	$132,776	83.4%

2024

Gross premiums written	$531,885		$416,378		$83,785		$1,032,048
Net premiums written	444,520		316,624		76,388		837,532
Net premiums earned	407,376		263,508		68,857		739,741
Net loss & settlement expenses	231,322	56.8%	73,959	28.1%	6,342	9.2%	311,623	42.1%
Net operating expenses	152,065	37.3%	78,653	29.8%	49,681	72.2%	280,399	37.9%
Underwriting income (loss)(1)	$23,989	94.1%	$110,896	57.9%	$12,834	81.4%	$147,719	80.0%

(1)	See discussion above: Non-GAAP and Performance Measures.